As filed with the Securities and Exchange Commission on February 26, 2009
Registration No. 333-128903

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0371344 (I.R.S. employer identification number)
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Burt M. Martin
Weatherford International Ltd.
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
W. Mark Young
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

     Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURES

DEREGISTRATION OF SECURITIES
          This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-128903) of Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), which was filed with the Securities Exchange Commission on October 7, 2005 and was deemed effective upon filing (the “Registration Statement”). The Registration Statement registered an aggregate of 26,000,000 common shares, par value U.S.$1.00, of Weatherford Bermuda (the “Registered Securities”) to be distributed by Precision Drilling Corporation (the “Selling Shareholder”) to its shareholders under the prospectus forming a part of the Registration Statement.
          Weatherford Bermuda has terminated all distributions of the Registered Securities pursuant to the Registration Statement. In accordance with the undertakings of Weatherford Bermuda in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration all Registered Securities not heretofore distributed by the Selling Shareholder under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Registered Securities.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-128903) to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 26 day of February, 2009.

WEATHERFORD INTERNATIONAL LTD.
By:	/s/ Bernard J. Duroc-Danner
Bernard K. Duroc-Danner
President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-128903) has been signed by the following persons in the capacities indicated below on this 26 day of February, 2009.

Signature	Title

/s/ Bernard J. Duroc-Danner Bernard K. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

/s/ Andrew P. Becnel Andrew P. Becnel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jessica Abarca Jessica Abarca	Vice President—Accounting and Chief Accounting Officer (Principal Accounting Officer)

* Nicholas F. Brady	Director

* David J. Butters	Director

* William E. Macaulay	Director

* Robert B. Millard	Director

* Robert K. Moses, Jr.	Director

* Robert A. Rayne	Director

*	by Attorney-in-Fact

/s/ Burt M. Martin
Burt M. Martin